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                                                                 EXHIBIT (99)(i)


                                     BYLAWS

                                       OF

                        PICOM INTERIM INSURANCE COMPANY



                                   ARTICLE I

                             Meeting of Shareholder

   Section 1. Annual Meeting. The annual meeting of the shareholder, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on the first Wednesday in June of each year, or such other date as may be designated by the Board of Directors.

   Section 2. Special Meetings. Special meetings of the shareholder may be called at any time by the chairman of the Board, the president or a majority of the Board of Directors acting with or without a meeting, or by the president or secretary upon the written request of the shareholder.

   Section 3. Place of Meeting. Meetings of the shareholder shall be held at the principal office of the Corporation unless the Board of Directors designates some other place, within or without the State of Michigan, and causes the notice thereof to so specify.

   Section 4. Notice of Meetings. Notice of all meetings of the shareholder shall be given by mailing to the shareholder a copy of such notice, postage prepaid, directed to the shareholder's last known post office address not less than 21 days nor more than 60 days prior to the time fixed for such meeting, and such notice shall state the time and place, and if it be a special meeting, the purpose of such meeting.

   Section 5. Waiver of Notice. The shareholder may waive in writing any notice required to be given by law or under these bylaws; provided, however, that the attendance of the shareholder at any meeting without protesting, prior to or at the commencement of the meeting, shall be deemed to be a waiver of notice of such meeting.


                                   ARTICLE II

                                   Directors

   Section 1. General Powers. All the capacity of the Corporation shall be vested in, and all its power and authority, except as otherwise provided by law, the Articles of Incorporation or the Bylaws shall be exercised by its Board of Directors.





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   Section 2.  Number of Directors.  The Board of Directors shall consist of three Directors.

   Section 3.  Term of Office.

   (a) Each Director shall hold office until the annual meeting next succeeding his or her election or until his or her earlier resignation, removal from office, or death.

   (b) At any duly called annual or special meeting of the shareholder, the shareholder may remove a director with or without cause. The vote for removal shall be by a majority of shares entitled to vote at an election of directors.

   Section 4. Vacancies. Any vacancy in the Board of Directors, unless otherwise provided by law, shall be filled by a majority vote of the Directors then in office, at any regular or special meeting of the Board of Directors or at any annual or special meeting of the shareholder; Any person elected by the Board of Directors to fill a vacancy on the Board shall serve until the next election of Directors by the shareholder. If elected by the shareholder, the person elected to fill the vacancy shall serve for the balance of the unexpired term.

                                  ARTICLE III

                              Meeting of Directors

   Section 1. Meetings of the Board. (a) A meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of the shareholder. Notice of such meeting need not be given.

   (b) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

   (c) Special meetings of the Board of Directors may be held at any time and place upon call of the chairman of the Board, the president, or any two directors.

   (d) Meetings of the Board of Directors, whether regular or special, may be held either within or without the State of Michigan. Any or all members of the Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating at the meeting can hear each other. Participation in a meeting by means of conference telephone or similar equipment constitutes presence in person at the meeting.

   Section 2. Notice of Special Meetings. Unless waived, written notice of the time and place and purpose of each special meeting of the Board of Directors shall be given to each director either by personal delivery or by mail, telegram, or cablegram at least forty-eight (48) hours before the meeting, and unless otherwise indicated in the notice, any business may be transacted at the meeting.





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   Section  3.  Waiver of Notice.  Notice of any meeting of the Board of
Directors may be waived by a director in writing. The attendance of a director at a meeting of the Board without protesting of lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver of notice of such meeting.

   Section 4. Quorum. A majority of the qualified directors then in office shall constitute a quorum for all purposes. At each meeting of the Board of Directors, at which a quorum is present all questions and business shall be determined by a vote of the majority of the directors present unless a different vote is required by law. At any meeting duly called, whether or not a quorum is present, a majority of the directors present may adjourn from time to time and from place to place within or without the State of Michigan without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

   Section 5. Action Without a Meeting. Any action which may be authorized or taken at a meeting of directors may be authorized or taken without a meeting in a writing or writings signed by all the directors.

                                   ARTICLE IV

                                    Officers

   Section 1. Officers Designated. The Board of Directors, at its organizational meeting, and at each meeting of the Board of Directors following the annual meeting of the shareholder, shall elect a President, a Secretary, and a Treasurer. Any two or more officers, except President and Vice President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity.

   Section 2. Term of Office. Officers of the Corporation shall hold office until the next following meeting of the Board of Directors following the annual meeting of the shareholder and until their successors are elected and qualified, subject however to prior death, resignation or removal.

   Section 3. President. The president shall be the chief executive officer of the Corporation. The president shall have and exercise general charge and supervision of the affairs of the Corporation and shall do and perform such other duties as may be assigned to him or her by the Board of Directors, or as may be permitted or provided elsewhere in these Bylaws.

   Section 4. Secretary. The secretary shall have charge of such books, documents and papers as the Board of Directors may determine; the secretary shall attend and keep the minutes of all the meetings of the Board of Directors and the shareholder of the Corporation; and such books shall be open for inspection as prescribed by law. He or she shall, in general, perform all the duties incident to the office of the secretary subject to the control of the Board of Directors and shall do and perform such other duties as may be assigned to him by the Board of Directors.





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   Section 5.  Treasurer.  The treasurer shall have the custody of all funds, property and securities of the Corporation subject to such regulations as may be imposed by the Board of Directors. When necessary or proper, he or she may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and shall deposit the same to the credit of the Corporation at such depositories as the Board of Directors may designate. He or she shall make such payments as may be necessary or proper to be made on behalf of the Corporation. He or she shall keep and maintain or supervise the maintenance of adequate books and records for the purpose of keeping and maintaining an accurate account of all the moneys and obligations received and paid or incurred by him or her for or on account of the Corporation, which books shall be open at all reasonable times for inspection by any director for any reasonable purpose and at all reasonable times at the office of the Corporation. He or she shall, in general, perform all the duties incident to the office of treasurer, subject to the control of the Board of Directors.

   Section 6. Removal. Any officer may be removed from office at any time with or without cause by action of the Board of Directors. Such removal shall be effected by written notice given by mail or personal delivery to such officer.

   Section 7. Compensation. The directors, by the affirmative vote of a majority of those in office, and irrespective of any personal interest of any of them, shall have authority to establish reasonable salary, compensation and benefits, which may include pension, disability and death benefits, for services to the Corporation by officers. Any payments made to an officer of the Corporation as compensation for services, interest, rent, reimbursement of expenses or otherwise which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service shall, if so requested by the Board of Directors, be reimbursed by such officer of the Corporation to the full extent of such disallowance; and, in lieu of direct reimbursement by the officer, any amount owed to the Corporation by such officer pursuant to this Section may be withheld from future payments by the Corporation to such officer to the extent authorized by the Board of Directors.

   Section 8. Bond of Officers and Employees. Any officer or employee of the Corporation handling funds or negotiable instruments or any other property of the Corporation shall furnish such bond or shall be covered by a blanket bond in such amounts and with such surety and sureties as may be required by the Board of Directors. The premium of any such bond shall be paid by the Corporation.

                                   ARTICLE V

  Indemnification of Officers, Directors and Employees

  Section 1. The Corporation shall indemnify and reimburse any person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other





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enterprise, whether for profit or not, against reasonable expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholder or policyholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholder or policyholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  Section 2. The Corporation shall indemnify and reimburse any person who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against reasonable expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholder or policyholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

  Section 3. (a) To the extent that a Director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this subsection.

  (b) An indemnification under Section 1 or 2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2. This determination shall be made in any of the following ways:

                   (i) By a majority vote of a quorum of the Board consisting of Directors who were not parties to the action, suit, or proceeding.





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                  (ii)    If the quorum described in subdivision (i) is not
                          obtainable, then by a majority vote of a committee of Directors who are not parties to the action. The committee shall consist of not less than 2 disinterested Directors.
                 (iii)    By independent legal counsel in a written opinion.
                  (iv)    By the shareholder.

         (c) If a person is entitled to indemnification under Section 1 or 2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         Section 4. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Section 1 or 2 may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

         Section 5. (a) The indemnification or advancement of expenses provided under Sections 1 to 4 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         (b) The indemnification provided for in Sections 1 to 4 continues as to a person who ceases to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

         Section 6.  For purposes of Sections 1 to 5:

         (a) "Corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

         (b) "Agent" does not include licensed insurance agents when acting in the capacity of independent sales agents of the Corporation.





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                                   ARTICLE VI

                                      Seal

                 The Board of Directors may adopt a seal for the Corporation. If a seal is adopted, it shall be circular in form and contain the name of the Corporation.

                                  ARTICLE VII

                                   Amendments

                 These Bylaws may be amended at any regular or special meeting of the Board of Directors by a vote of the majority of the directors present at a meeting. The Bylaws may also be amended at any regular or special meeting of the shareholder.





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